CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 424-1241

PREIT Reports First Quarter 2015 Results

Portfolio sales increased 9.8% to $414 per square foot
Same Store NOI grew by 6.0%
Three non-core properties under agreement of sale

Philadelphia, PA, April 28, 2015 - PREIT (NYSE: PEI) today reported results for the quarter ended March 31, 2015.

•	On March 31st, the Company closed on the acquisition of Springfield Town Center in Fairfax County, Virginia

•	Comp store sales grew 9.8% to a record-high $414 per square foot with nearly twice as many malls reporting sales over $400 per square foot as a year ago

•	Same Store NOI grew by 6.0%

◦	Same Store NOI excluding lease termination revenue grew by 5.6%

◦	Average gross rent at Same Store mall properties increased 3.9%

•	Disposition activity progressed with 3 properties under agreements of sale

•	Leverage ratio under our 2013 Revolving Facility (Total Liabilities to Gross Asset Value) was 49.6%; and

•	The Company announced its plans to redevelop, with The Macerich Company, The Gallery into the Fashion Outlets of Philadelphia pending final approval from Philadelphia City Council

“Today we see demonstrable evidence of PREIT’s dramatic transformation. Portfolio sales were $414 per square foot, we’ve sold or are in the process of selling lower quality malls, we’ve acquired Springfield Town Center and have announced our plans to redevelop The Gallery. We are a new company,” said Joseph F. Coradino, Chief Executive Officer. “Our results for the quarter were strong and the future is bright as these two premier assets stabilize and we continue to realize growth in our improved portfolio.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarters ended March 31, 2015 and March 31, 2014:

	Quarter Ended March 31, 2015,
(In millions)	2015	2014
FFO	$24.4	$26.6
Acquisition costs	3.3	1.4
Loss on hedge ineffectiveness	0.5	0.0
FFO, as adjusted	$28.2	$28.0

PREIT / 2
Exhibit 99.1

	Quarter Ended March 31, 2015,
Per Diluted Share and OP Unit	2015	2014
FFO	$0.34	$0.38

FFO, as adjusted	$0.40	$0.40

The following table sets forth information regarding Net Operating Income (“NOI”) and Same Store NOI for the quarters ended March 31, 2015 and March 31, 2014:

	Quarter Ended March 31, 2015,
(In millions)	2015	2014
NOI	$63.6	$63.9
NOI from properties and interests in properties sold	(1.9)	(5.7)
Same Store NOI	61.7	58.1
Lease termination revenue	(0.4)	(0.1)
Same Store NOI excluding lease termination revenue	$61.3	$58.1

The following table sets forth information regarding net loss attributable to PREIT common shareholders and net loss per diluted share for the quarters ended March 31, 2015 and March 31, 2014:

	Quarter Ended March 31, 2015,
(In millions, except per share amounts)	2015	2014
Net loss attributable to PREIT common shareholders	$(17.5)	$(12.1)
Net loss per diluted share	$(0.26)	$(0.18)

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarters Ended March 31, 2015 and March 31, 2014:

•	Net loss attributable to PREIT was $13.5 million compared to $8.1 million for the quarter ended March 31, 2014

•	Same Store NOI increased $3.5 million or 6.0%. (Same Store NOI excluding lease terminations increased $3.2 million or 5.6%)

•	Non Same Store NOI decreased $3.8 million primarily due to properties sold in 2014 and the July 2014 sale of a 50% partnership interest in The Gallery

•	Acquisition costs increased $1.9 million primarily due to the acquisition of Springfield Town Center on March 31, 2015

•	Impairment of assets of $6.2 million was recognized on Uniontown Mall in the quarter ended March 31, 2015 as compared to $1.3 million recognized on South Mall in the quarter ended March 31, 2014; and

•	Activist shareholder defense costs were $1.0 million in the quarter ended March 31, 2015.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Acquisitions and Dispositions

As previously announced, the Company closed on the acquisition of Springfield Town Center in Springfield, Virginia, a newly-redeveloped 1.35 million square foot premier regional mall for aggregate consideration of approximately

PREIT / 3
Exhibit 99.1

$485 million, consisting of cash and 6.25 million units of limited partnership interests in PREIT’s operating partnership.

The cash portion of the purchase price was funded primarily from borrowings under the Company’s Revolving Facility and Term Loans. The acquisition included the purchase of rights to develop over three million square feet of additional space, and under the deal terms, there is also a potential earn out payable to the seller in three years, subject to certain performance conditions.

The Company has three properties under agreements of sale, each of which are in due diligence periods: Palmer Park Mall, Uniontown Mall and Springfield Park. The average sales for Palmer Park and Uniontown Malls were $303 per square foot as of March 31, 2015.

Financing Activity

•	In connection with the Springfield Town Center acquisition, in March 2015, we borrowed:

◦	$50.0 million and $70.0 million on the 5 Year Term Loan and 7 Year Term Loan, respectively; and

◦	$210.0 million from our 2013 Revolving Facility

•	In March 2015, we borrowed an additional $5.8 million on the mortgage loan secured by Francis Scott Key Mall in Frederick, Maryland.

•
In April 2015, we repaid a $55.6 million mortgage loan plus accrued interest secured by Magnolia Mall in Florence, South Carolina using $40.0 million from our 2013 Revolving Facility and $15.6 million from available working capital. Magnolia Mall now joins the Company’s pool of unencumbered assets.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

	Rolling Twelve Months Ended:
	March 31, 2015	March 31, 2014
Portfolio Sales per square foot (1)	$414	$377
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	March 31, 2015	March 31, 2014
Same Store Malls:
Total including anchors	94.5%	94.9%
Total excluding anchors	90.5%	91.2%
Portfolio Total Occupancy:
Total including anchors	94.8%	93.4%
Total excluding anchors	91.3%	90.6%

2015 Outlook
The Company is maintaining its previous estimates of FFO and FFO as adjusted for the year ending December 31, 2015. Based on previously-announced assumptions, the Company estimates FFO for the year ending December 31, 2015 will be between $1.82 and $1.87 per diluted share and FFO as adjusted per share will be between $1.87 and $1.92. The Company is revising its estimate of net loss attributable to PREIT common shareholders to account for

PREIT / 4
Exhibit 99.1

the impairment charge recorded in the first quarter of 2015 and other factors. The Company is estimating net loss attributable to PREIT common shareholders will be between $(0.27) and $(0.32).

Estimates Per Diluted Share	Lower End	Upper End
FFO	$1.82	$1.87
Acquisition costs and hedge ineffectiveness	0.05	0.05
FFO, as adjusted	1.87	1.92
Asset impairment	(0.08)	(0.08)
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.11)	(2.11)
Net (loss) attributable to PREIT common shareholders	$(0.32)	$(0.27)

Our 2015 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information

Management has scheduled a conference call for 10:00 a.m. Eastern Time on Wednesday,
April 29, 2015, to review the Company’s results and future outlook. To listen to the call, please dial 1-888-346-8835 (domestic toll free), 1-412-902-4271 (international), or 1-855-669-9657 (Canada toll free) and request to join the PREIT call at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through May 13, 2015 at 1-877-344-7529 (domestic toll free), 1-412-317-0088 (international), or 855-669-9658 (Canada toll free) using the replay code, 10062555. The online archive of the webcast will also be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

PREIT is a real estate investment trust specializing in the ownership and management of differentiated retail shopping malls designed to fit the dynamic communities they serve. Founded in 1960 as Pennsylvania Real Estate Investment Trust, the Company owns and operates 28.5 million square feet of space in properties in 12 states in the eastern half of the United States with concentration in the Mid-Atlantic region and Greater Philadelphia. PREIT is headquartered in Philadelphia, Pennsylvania, and is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

PREIT / 5
Exhibit 99.1

PREIT/5

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, extraordinary items (computed in accordance with GAAP) and significant non-recurring events that materially distort the comparative measurement of company performance over time; plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write-downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of acquisition costs and loss on hedge ineffectiveness, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as acquisition costs, provision for employee separation expense, accelerated amortization of deferred financing costs and gain or loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our share of revenue and property operating expenses of our partnership investments. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an

PREIT / 6
Exhibit 99.1

indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI. NOI excludes other income, general and administrative expenses, interest expense, depreciation and amortization, gains on sales of interests in non-operating real estate, impairment losses, acquisition costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of or reclassified as held for sale during the periods presented.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our 2013 Revolving Facility and our 2014 Term Loans; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; the effects of online shopping and other uses of technology on our retail tenants; risks related to development and redevelopment activities; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through joint ventures or other partnerships, through sales of properties or interests in properties, through the issuance of equity or equity-related securities if market conditions are favorable, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short- and long-term liquidity position; general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; changes to our corporate management team and any resulting modifications to our business strategies; increases in operating costs that cannot be passed on to tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions or other equity issuances. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled "Item 1A. Risk Factors." We do not intend to update or revise any

PREIT / 7
Exhibit 99.1

forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 8             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended
	March 31, 2015	March 31, 2014
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$64,273	$71,342
Expense reimbursements	31,510	34,351
Percentage rent	524	590
Lease termination revenue	441	100
Other real estate revenue	2,035	2,226
Total real estate revenue	98,783	108,609
Other income	1,274	779
Total revenue	100,057	109,388
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(33,807)	(39,403)
Utilities	(5,149)	(8,210)
Other property operating expenses	(4,196)	(4,104)
Total property operating expenses	(43,152)	(51,717)
Depreciation and amortization	(33,189)	(36,235)
General and administrative expenses	(8,943)	(9,077)
Acquisition costs and other expenses	(4,451)	(1,646)
Total operating expenses	(89,735)	(98,675)
Interest expense, net	(20,145)	(20,170)
Impairment of assets	(6,240)	(1,300)
Total expenses	(116,120)	(120,145)
Loss before equity in income of partnerships and gain on sale of non operating real estate	(16,063)	(10,757)
Equity in income of partnerships	2,083	2,402
Gain on sale of interest in non operating real estate	43	—
Net loss	(13,937)	(8,355)
Less: net loss attributed to noncontrolling interest	429	252
Net loss attributable to PREIT	(13,508)	(8,103)
Less: preferred share dividends	(3,962)	(3,962)
Net loss income attributable to PREIT common shareholders	$(17,470)	$(12,065)
Basic and diluted net loss per share - PREIT (1)	$(0.26)	$(0.18)
Weighted average number of shares outstanding for diluted EPS	68,566	67,944
 (1)For the three month periods ended March 31, 2015 and 2014, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended
	March 31, 2015	March 31, 2014
(In thousands)
Comprehensive loss:
Net loss	$(13,937)	$(8,355)
Unrealized loss on derivatives	(2,011)	(1,183)
Amortization of losses of settled swaps, net of gains	772	292
Total comprehensive loss	(15,176)	(9,246)
Less: Comprehensive loss attributable to noncontrolling interest	466	279
Comprehensive loss attributable to PREIT	$(14,710)	$(8,967)

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended March 31, 2015			Quarter Ended March 31, 2014
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$98,783	$13,163	$111,946	$108,609	$10,509	$119,118
Property operating expenses	(43,152)	(5,201)	(48,353)	(51,717)	(3,535)	(55,252)
NET OPERATING INCOME	55,631	7,962	63,593	56,892	6,974	63,866
General and administrative expenses	(8,943)	—	(8,943)	(9,077)	—	(9,077)
Other income	1,274	—	1,274	779	—	779
Acquisition costs and other expenses	(4,451)	(27)	(4,478)	(1,646)	—	(1,646)
Interest expense, net	(20,145)	(2,640)	(22,785)	(20,170)	(2,730)	(22,900)
Depreciation on non real estate assets	(378)	—	(378)	(445)	—	(445)
Gain on sale of interest in non operating real estate	43	—	43	—	—	—
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	(3,962)
FUNDS FROM OPERATIONS	19,069	5,295	24,364	22,371	4,244	26,615
Depreciation on real estate assets	(32,811)	(3,212)	(36,023)	(35,790)	(1,842)	(37,632)
Equity in income of partnerships	2,083	(2,083)	—	2,402	(2,402)	—
Impairment of assets	(6,240)	—	(6,240)	(1,300)	—	(1,300)
Preferred share dividends	3,962	—	3,962	3,962	—	3,962
Net loss	$(13,937)	$—	$(13,937)	$(8,355)	$—	$(8,355)
(1)Total includes the non-cash effect of straight-line rent of $417 and $561 for the quarters ended March 31, 2015 and 2014, respectively.
Weighted average number of shares outstanding			68,566			67,944
Weighted average effect of full conversion of OP Units			2,192			2,129
Effect of common share equivalents			432			403
Total weighted average shares outstanding, including OP Units			71,190			70,476
FUNDS FROM OPERATIONS			$24,364			$26,615
Acquisition costs			3,330			1,387
Loss on hedge ineffectiveness			512			—
FUNDS FROM OPERATIONS AS ADJUSTED			$28,206			$28,002
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.34			$0.38
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.40			$0.40

SAME STORE RECONCILIATION	Quarter Ended March 31,
	Same Store		Non-Same Store		Total
	2015	2014	2015	2014	2015	2014
Real estate revenue	$106,874	$105,794	$5,072	$13,324	$111,946	$119,118
Property operating expenses	(45,151)	(47,572)	(3,202)	(7,680)	(48,353)	(55,252)
NET OPERATING INCOME (NOI)	$61,723	$58,222	$1,870	$5,644	$63,593	$63,866
Less: Lease termination revenue	382	112	59	—	441	112
NOI - EXCLUDING LEASE TERMINATION REVENUE	$61,341	$58,110	$1,811	$5,644	$63,152	$63,754

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	March 31, 2015	December 31, 2014
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,676,010	$3,216,231
Construction in progress	59,054	60,452
Land held for development	8,721	8,721
Total investments in real estate	3,743,785	3,285,404
Accumulated depreciation	(1,082,959)	(1,061,051)
Net investments in real estate	2,660,826	2,224,353
INVESTMENTS IN PARTNERSHIPS, at equity:	147,847	140,882
OTHER ASSETS:
Cash and cash equivalents	37,480	40,433
Tenant and other receivables (net of allowance for doubtful accounts of $12,774 and $11,929 at March 31, 2015 and December 31, 2014, respectively)	37,500	40,566
Intangible assets (net of accumulated amortization of $11,974 and $11,873 at March 31, 2015 and December 31, 2014, respectively)	24,294	6,452
Deferred costs and other assets, net	87,653	87,017
Total assets	2,995,600	2,539,703
LIABILITIES:
Mortgage loans payable	$1,409,049	$1,407,947
Term loans	250,000	130,000
Revolving facility	210,000	—
Tenants' deposits and deferred rent	16,833	15,541
Distributions in excess of partnership investments	65,746	65,956
Fair value of derivative liabilities	4,377	2,490
Accrued expenses and other liabilities	86,916	73,032
Total liabilities	2,042,921	1,694,966
EQUITY:	952,679	844,737
Total liabilities and equity	$2,995,600	$2,539,703
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